SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                              Date of Report
                             January 2, 1998
                    (Date of earliest event reported)



                          PETER KIEWIT SONS', INC.
            (Exact name of registrant as specified in its charter)





Delaware					                                       					       47-0210602
(State of incorporation) 	                        								(I.R.S. Employer
                                                       Identification No.)
0-15658
(Commission File Number)

1000 Kiewit Plaza
Omaha, Nebraska	                                         									   68131
(Address of principal									                                  (Zip code)
 executive offices)





            Registrant's telephone number, including area code
                              (402) 342-2052

Item 2.  Acquisition or Disposition of Assets

On January 2, 1998, Kiewit Diversified Group Inc. ("KDG"), a Peter Kiewit Sons', Inc. ("the Company") subsidiary, completed the previously announced sale (the "CalEnergy Transaction") to CalEnergy Company, Inc. ("CalEnergy") of (i) its stock and option interests in CalEnergy, (ii) its interests in certain joint ventures with CalEnergy (the "Joint Venture Energy Projects") which own power plants in the Philippines and Indonesia, and (iii) its 30% equity interest in Northern Electric plc, one of twelve regional electricity companies created by the privatization of the electric utility industry in the United Kingdom in 1990. The CalEnergy Transaction was accomplished through the sale by KDG to CalEnergy of all of the stock of Kiewit Energy Company ("Kiewit Energy") and the sale by Kiewit Energy to CalEnergy of the stock of certain Kiewit Energy subsidiaries.

The net proceeds of the CalEnergy Transaction to KDG were approximately $1.16 billion. The CalEnergy Transaction resulted in a one-time after tax gain in 1998 to the Company and KDG of approximately $300 million, and elimination of KDG net income attributable to CalEnergy, the Joint Venture Energy Projects and Northern Electric plc, which was $8 million in 1996 and is expected to be approximately $37 million, prior to the effect of one-time events, in 1997. The CalEnergy Transaction has substantially increased (by approximately $960 million) the cash, cash equivalents and other short-term investments held by KDG. KDG expects to use substantially all of these funds in connection with its previously announced plans to expand its information services business.


Item 7.  Financial Statements and Exhibits

(b)	Pro forma financial information.

The following pro forma financial information of the Company has been prepared to give effect to the CalEnergy Transaction.

The pro forma financial information includes pro forma consolidated condensed statements of earnings for the year ended December 28, 1996 and the nine month period ended September 30, 1997, and a pro forma consolidated condensed balance sheet as of September 30, 1997. The pro forma financial information should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company, appearing in the Company's Annual Report on Form 10-K for the year ended December 28, 1996 and on Form 10-Q for the nine month period ended September 30, 1997, and the notes to the pro forma consolidated condensed financial statements of the Company that follow.

The pro forma financial information is not intended to reflect results of operations or financial position of the Company which would have actually resulted had the sale been completed on the dates indicated. Moreover, the pro forma financial information is not intended to be indicative of the future results of operations or financial position of the Company.

(1)	Basis of Reporting

The accompanying pro forma consolidated condensed financial statements of the Company are presented based upon the historical consolidated financial statements and the notes thereto of the Company, as adjusted to remove the earnings statement and the balance sheet accounts of Kiewit Energy and to give effect to certain other elements of the CalEnergy Transaction. Such pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 28, 1996 and on Form 10-Q for the nine month period ended September 30, 1997. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.

Completion of the sale has been assumed to be as of September 30, 1997 in the pro forma consolidated condensed balance sheet and as of January 1, 1996, in the pro forma consolidated condensed statements of earnings for the year ended December 28, 1996 and December 29, 1996, for the nine months ended September 30, 1997.

KDG expects to invest substantially all of the proceeds from the CalEnergy Transaction in its information services business. Therefore, the pro forma consolidated condensed statements of earnings contain no adjustments that recognize investment income for the fiscal year ended December 28, 1996 and for the nine month period ended September 30, 1997 relative to the proceeds received from the sale.

The significant accounting policies followed by the Company, described in the notes to its historical consolidated financial statements included in the Company's Annual Report on Form 10-K, have been used in preparing the accompanying pro forma consolidated condensed financial statements.

(2)	Statements of Earnings Pro Forma Adjustments

	As described in Note 1, the 1996 historical consolidated condensed statements of earnings for the Company have been adjusted to remove the income and expenses of Kiewit Energy. The 1997 historical consolidated statement of earnings reflects the income and expenses of Kiewit Energy as discontinued operations.

Material nonrecurring charges or credits and related tax effects which result directly from the sale, such as the estimated gain from the sale, were not considered in the pro forma consolidated condensed statements of earnings.

(3)	Balance Sheet Pro Forma Adjustments

As described in Note 1, the historical consolidated condensed balance sheet of the Company has been adjusted to remove the balance sheet accounts of Kiewit Energy and to give effect to certain other elements of the sale.
The other adjustment made in preparation of the Company's Pro Forma Consolidated Condensed Balance Sheet is as follows: an adjustment to record the cash proceeds on the sale of Kiewit Energy along with the estimated tax liability resulting from the estimated taxable gain on the sale and the resulting after tax proceeds to be received by the Company.

In order to fund the CalEnergy Transaction, CalEnergy sold, in October 1997, approximately 19.1 million shares of its common stock. It is the Company's policy to recognize gains on the sale of stock by its investees. The
Company expects to recognize an after-tax gain of approximately $50 million in the fourth quarter of 1997 from the sale by CalEnergy of its common stock. The income from this sale and the additional equity earnings attributable to these assets recognized by the Company in the fourth quarter of 1997 will reduce the net gain reflected in the Pro Forma Consolidated Condensed
Balance Sheet.


                PETER KIEWIT SONS', INC. AND SUBSIDIARIES
             Pro Forma Consolidated Condensed Balance Sheet
                          September 30, 1997
                              (Unaudited)


                                        Kiewit      Other
(dollars in millions)      Historical   Energy    Adjustments  Pro Forma
Assets
Current Assets:
 Cash and cash equivalents $  522      $  -       $ 1,159 (a)  $ 1,681
 Marketable securities        373         -           -            373
 Restricted securities         22         -           -             22
 Receivables, less allowance
  of $15                      463         -           -            463
 Costs and earnings in
  excess of billings on
  uncompleted contracts       118         -           -            118
 Investment in construction
  joint ventures              148         -           -            148
 Deferred income taxes         46         -           -             46
 Other                         51         -           -             51

Total Current assets        1,743         -         1,159        2,902


Property, Plant and Equipment,
 less accumulated depreciation
 and amortization of $665     391         -           -            391

Investments                   531         -           -            531

Investments in Discontinued
 Operations                   597         -          (597) (a)      -

Intangible Assets              55         -           -             55

Other Assets                   43         -           -             43

                          $ 3,360    $    -       $   562      $ 3,922


Liabilities and Stockholders'
Equity

Current Liabilities:
 Accounts payable         $  268     $    -       $   -        $  268
 Current portion of
  long-term debt              11          -           -            11
 Accrued costs and billings
  in excess of revenue on
  completed contracts        302          -           -           302
 Accrued insurance costs      86          -           -            86
 Other                        83          -          197 (a)      280
Total Current Liabilities    750          -          197          947

Long-Term Debt, less current
 portion                     151          -           -           151
Deferred Income taxes        158          -           -           158
Retirement Benefits           40          -           -            40
Accrued Reclamation Costs    100          -           -           100
Other Liabilities            182          -           -           182
Minority Interest             11          -           -            11


Stockholders' Equity:
 Preferred stock, no par
  value, authorized 250,000
  shares:
  no shares outstanding in
  1997                         -          -           -            -
 Common stock, $.0625 par
  value, aggregate redemption
  value $1.8 billion historical;
  $2.1 billion pro forma:
  Class B, authorized 8,000,000 shares:
   -0- outstanding             -          -           -            -
  Class C, authorized
   125,000,000 shares:
   10,082,829 outstanding      1          -           -              1
  Class D, authorized
   50,000,000 shares:
   25,386,725 outstanding      1          -           -              1
 Additional paid-in capital  317          -           -            317
 Foreign currency adjustment  (8)         -           -             (8)
 Net unrealized holding gain  18          -           -             18
 Retained earnings         1,639          -          365 (a)     2,004

Total Stockholders' Equity 1,968          -          365         2,333

                         $ 3,360    $     -      $   562     $   3,922

The accompanying notes are an integral part of these pro forma financial statements.



                PETER KIEWIT SONS', INC. AND SUBSIDIARIES
         Pro Forma Consolidated Condensed Statements of Earnings
                        Year Ended December 28, 1996
                  and Nine Months Ended September 30, 1997
                              (Unaudited)
                      Year Ended                              Nine Months Ended
                   December 28, 1996                         September 30, 1997


(dollars in millions,
 except per share data)       Kiewit     Other                             Kiewit    Other
                  Historical  Energy  Adjustments  Pro Forma   Historical  Energy  Adjustments Pro Forma
                  (Audited)

Revenue           $ 2,904     $  -     $   -      $  2,904     $  2,180    $  -     $  -        $  2,180
Cost of Revenue    (2,412)       -         -        (2,412)      (1,877)      -        -          (1,877)
                      492        -         -           492          303       -        -             303

General and Administrative
Expenses             (260)        1        -          (259)        (147)      -        -           ( 147)
Operating Earnings    232         1        -           233          156       -        -             156

Other Income
(Expense):
 Equity Earnings,
 net                   12       (14)       -            (2)         (17)       -        -           (  17)
 Investment Income,
 net                   72        (2)       -            70           34        -        -              34
 Interest Expense,
 net                  (37)        -        -           (37)         (13)       -        -           (  13)
 Other, net            26        (2)       -            24           29        -        -              29
                       73       (18)       -            55           33        -        -              33

Income from Continuing
Operations Before
Income Taxes and
Minority Interest     305       (17)       -           288          189        -         -            189
Provision for Income
Taxes                 (84)        9        -           (75)         (73)       -         -           ( 73)
Minority Interest in
Net Losses of
Subsidiaries           -          -        -            -             2        -          -              2

Income from
Continuing Operations
                 $    221    $   (8)   $   -       $   213      $   118   $    -      $   -         $   118

Earnings Attributable
to:
Class C Stock    $   108                           $   108      $    84                             $     84

Class D Stock    $   113                           $   105      $    34                             $     34

Earnings Per Share:
 Class C Stock
 Primary         $  10.13                          $   10.13    $     8.76                          $      8.76

 Fully
 Diluted         $   9.82                          $    9.82    $     1.40                          $      1.40

 Class D Stock
 Primary         $   4.85                          $    4.49    $     8.42                          $      8.42

 Fully
 Diluted         $   4.85                          $    4.48    $     1.40                           $     1.40

Weighted Average Shares
Outstanding:

 Class C Stock
 Primary          10,655,886                      10,655,886        9,570,079                     9,570,079

 Fully
 Diluted          11,026,045                      11,026,045       24,513,018                    24,513,018

 Class D Stock
 Primary          23,263,688                      23,263,688       10,006,912                    10,006,912

 Fully
 Diluted          23,273,775                      23,273,775       24,513,018                    24,513,018

The accompanying notes are an integral part of these pro forma financial statements.



(c)	Exhibits.

Exhibit
Number	  Description

2	       Stock Purchase Agreement by and between CalEnergy Company, Inc. and
         Kiewit Diversified Group Inc. dated September 10, 1997.  (Exhibit
         2 to the Form 8-K Current Report of CalEnergy dated
         September 10, 1997)




                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 15, 1998.


                          							PETER KIEWIT SONS', INC.


                          							BY: /s/ Matthew J. Johnson
                             								Matthew J. Johnson
                              								Vice President